FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

This First Amendment to Intercreditor Agreement (“Amendment”) is entered into as of the 4th day of March 2019, by and among Mount Tam Biotechnologies, Inc., a Nevada corporation (“Borrower”), 0851229 BC Ltd. (“BC”), Fromar Investments, LP, a Delaware limited partnership (“Fromar”), and Climate Change Investigation, Innovation and Investment Company, LLC, a California limited liability company (“CC3IC”). BC, Fromar and CC3IC are jointly referred to herein as the “Creditors”.

R E C I T A L S:

WHEREAS, Borrower and the Creditors entered into that certain Intercreditor Agreement dated September 18, 2018 (the “Agreement”) (capitalized terms that are not otherwise defined herein have the meanings given to such term in the Agreement);

WHEREAS, on March 4, 2019, Borrower and CC3IC entered into that certain Convertible Promissory Note in the principal amount of $40,000.00 (such Convertible Promissory Note, together with any and all modifications, amendments and restatements shall hereinafter be collectively referred to as the “New Note”);

WHEREAS, the New Note is secured by the Security Interest granted by the CC3IC Security Agreement;

WHEREAS, BC and Fromar have consented to Borrower and CC3IC entering into the New Note; and

WHEREAS, the parties hereto desire to amend the Agreement to account for the New Note and the additional amounts secured by the Security Interest granted by the CC3IC Security Agreement.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.The Security Interests of the Creditors shall continue to rank pari passu. In the event of a default with respect to the obligations secured by any Security Interest, the Creditors agree to jointly share in the amount realized from the Collateral in proportion to the amount of their respective debt (including the debt evidenced by the New Note) with respect to which a default has occurred to the total debt of each of the Creditors with respect to which defaults have occurred.  Accordingly, each Creditor shall jointly exercise their respective rights under the Security Interests including selling and otherwise disposing of the Collateral thereunder.  In connection therewith, before taking any action to enforce any of its rights or remedies under such Collateral, such Creditor shall give the other Creditors notice of such action, together with information regarding the facts and circumstances on which such action is grounded.

2.The Recitals to this Amendment are incorporated into and shall constitute a part of this Amendment.

3.All other provisions of the Agreement that are not specifically amended hereby or that do not conflict with the terms of this Amendment remain in full force and effect.

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IN WITNESS WHEREOF duly authorized officers of the undersigned have executed the foregoing Intercreditor Agreement.

BORROWER: MOUNT TAM BIOTECHNOLOGIES, INC. /s/ Richard Marshak Name: Richard Marshak Title: Chief Executive Officer
CREDITORS: 0851229 BC Ltd. /s/ Doug Froese Name:Doug Froese Title:Director	ADDRESS: ________________________ ________________________
FROMAR INVESTMENTS, LP /s/ Doug Froese Name:Doug Froese Title:Partner	ADDRESS: ________________________ ________________________
CLIMATE CHANGE INVESTIGATION, INNOVATION AND INVESTMENT COMPANY, LLC /s/ James J. Farrell Name:James J. Farrell Title:Managing Member	ADDRESS: ________________________ ________________________